Exhibit 4(h)

SUB-ADVISORY AGREEMENT

     AGREEMENT dated _________________, 2010 (this “Agreement”), between BlackRock Advisors, LLC, a Delaware limited liability company (the “Advisor”), and BlackRock International Limited, a corporation organized under the laws of Scotland  (the “Sub-Advisor”).

     WHEREAS, the Advisor has agreed to furnish investment advisory services to the portfolio named on Appendix A attached hereto (the “Portfolio”) of BlackRock FundsSM, a Massachusetts business trust (the “Fund”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

     WHEREAS, the Advisor wishes to retain the Sub-Advisor to provide it with certain sub-advisory services as described below in connection with Advisor’s advisory activities on behalf of the Portfolio;

     WHEREAS, the advisory agreement between the Advisor and the Fund, dated September 29, 2006 (such agreement or the most recent successor agreement between such parties relating to advisory services to the Portfolio is referred to herein as the “Advisory Agreement”) contemplates that the Advisor may sub-contract investment advisory services with respect to the Portfolio to a sub-advisor pursuant to a sub-advisory agreement agreeable to the Fund and approved in accordance with the provisions of the 1940 Act; and

     WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

     1.     Appointment.  The Advisor hereby appoints the Sub-Advisor to act as sub-advisor with respect to the Portfolio and the Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. For the purposes of the rules of the Financial Services Authority of the United Kingdom (the “FSA”) and based on information obtained in respect of the Advisor, the Advisor will be treated by the Sub-Advisor as a professional client.

     2.     Services of the Sub-Advisor.  Subject to the succeeding provisions of this section, the oversight and supervision of the Advisor and the direction and control of the Fund’s Board of Trustees (the “Board of Trustees” or “Trustees”), the Sub-Advisor will perform certain of the day-to-day operations of the Portfolio, which may include one or more of the following services, at the request of the Advisor:  (a) acting as investment advisor for and managing the investment and reinvestment of those assets of the Portfolio as the Advisor may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Portfolio and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Portfolio; (b) arranging, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets of the Portfolio; (c) providing investment research and credit analysis concerning the Portfolio’s investments, (d) assisting the Advisor in determining what portion of the Portfolio’s assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the Portfolio, and (f) maintaining the books and records as are required to support Portfolio investment operations.  At the request of the Advisor, the Sub-Advisor will also, subject to the oversight and supervision of the Advisor and the direction and control of the Fund’s Board of Trustees, provide to the Advisor or the Fund any of the facilities and equipment and perform any of the services described in Section 4 of the Advisory Agreement.  In addition, the Sub-Advisor will keep the Fund and the Advisor informed of developments materially affecting the Portfolio and shall, on its own initiative, furnish to the Fund from time to time whatever information the Sub-Advisor believes appropriate for this purpose.  The Sub-Advisor will periodically communicate to the Advisor, at such times as the Advisor may direct, information concerning the purchase and sale of securities for the Portfolio, including:  (a) the name of the issuer, (b) the amount of the purchase or sale, (c) the name of the broker or dealer, if any, through which the purchase or sale is effected, (d) the CUSIP number of the instrument, if any, and (e) such other information as the Advisor may reasonably require for purposes of fulfilling its obligations to the Fund under the Advisory Agreement.  The Sub-Advisor will provide the services rendered by it under this Agreement in accordance with the Portfolio’s investment objective, policies and restrictions (as currently in effect and as they may be amended or supplemented from time to time) as stated in the Portfolio’s Prospectus and Statement of Additional Information and the resolutions of the Fund’s Board of Trustees.

     The Sub-Advisor represents, warrants and covenants that it is authorized and regulated by the FSA and has classified the Fund as a professional client as defined by the FSA rules.

     3.     Covenants. (a)  In the performance of its duties under this Agreement, the Sub-Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and all applicable Rules and Regulations of the Securities and Exchange Commission (the “SEC”); (ii) any other applicable provision of law; (iii) the provisions of this Agreement, the Declaration of Trust and the Amended and Restated Code of Regulations of the Fund, as such documents are amended from time to time; (iv) the investment objectives and policies of the Portfolio as set forth in its Registration Statement on Form N-1A and/or the resolutions of the Board of Trustees; and (v) any policies and determinations of the Board of the Trustees of the Fund.

     (b)     In addition, the Sub-Advisor will:

          (i)      place orders either directly with the issuer or with any broker or dealer.  Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Advisor will attempt to obtain the best price and the most favorable execution of its orders. A summary of the Sub-Advisor’s Order Execution Policy accompanies this Agreement. The Advisor hereby confirms that it has read and understood this. In particular, the Advisor agrees that the Sub-Advisor may trade outside of the regulated market or multilateral trading facility. In placing orders, the Sub-Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency.  Consistent with this obligation, the Sub-Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Advisor or the Sub-Advisor.  Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Sub-Advisor hereunder.  A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor and the Sub-Advisor to the Portfolio and their other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Portfolio over the long-term. In no instance, however, will the Portfolio’s securities be purchased from or sold to the Advisor, the Sub-Advisor, the Fund’s distributor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law.  Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Advisor may select brokers and dealers with which it or the Fund is affiliated;

          (ii)     maintain books and records with respect to the Portfolio’s securities transactions and will render to the Advisor and the Fund’s Board of Trustees such periodic and special reports as they may request;

          (iii)     maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates.  When the Sub-Advisor makes investment recommendations for the Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio’s account are customers of the commercial departments of its affiliates.  In dealing with commercial customers of its affiliates, the Sub-Advisor will not inquire or take into consideration whether securities of those customers are held by the Fund; and

          (iv)     treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, any of the Portfolio’s and the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     4.     Services Not Exclusive.  Nothing in this Agreement shall prevent the Sub-Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

     5.     Books and Records.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund’s request.  The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by the Advisor).

     6.     Expenses.  During the term of this Agreement, the Sub-Advisor will bear all costs and expenses of its employees and any overhead incurred by the Sub-Advisor in connection with its duties hereunder; provided that the Board of Trustees of the Fund may approve reimbursement to the Sub-Advisor of the pro-rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by the Sub-Advisor who devote substantial time to the Fund operations or the operations of other investment companies advised or sub-advised by the Sub-Advisor.

     7.     Compensation.

          (a)     The Advisor agrees to pay to the Sub-Advisor and the Sub-Advisor agrees to accept as full compensation for all services rendered by the Sub-Advisor as such, a monthly fee in arrears at an annual rate equal to the amount set forth in Appendix A hereto.  For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

          (b)     For purposes of this Agreement, the net assets of the Portfolio shall be calculated pursuant to the procedures adopted by resolutions of the Fund’s Board of Trustees for calculating the value of the Portfolio’s assets or delegating such calculations to third parties.

          (c)     If the Advisor waives any of all of its advisory fees payable under the Advisory Agreement, or reimburses the Fund pursuant to Section 8(b) of the Advisory Agreement, with respect to the Portfolio, the Sub-Advisor will bear its share of the amount of such waiver or reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to such Portfolio to the aggregate fees that would otherwise be paid by the Fund to the Advisor under the Advisory Agreement with respect to such Portfolio. The Advisor shall inform the Sub-Advisor prior to waiving any advisory fees.

     8.     Limitation on Liability.  The Sub-Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Portfolio in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.  As used in this Section 8, the term “Sub-Advisor” shall include any affiliates of the Sub-Advisor performing services for the Portfolio and/or the Fund contemplated hereby and partners, directors, officers and employees of the Sub-Advisor and such affiliates.

     9.     Duration and Termination.  This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Portfolio as provided herein, shall continue in effect for a period of two years.  Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Portfolio for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Fund’s Board of Trustees or a vote of a majority of the outstanding voting securities of the Portfolio at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.  Notwithstanding the foregoing, this Agreement may be terminated by the Fund, with respect to the Portfolio, or the Advisor at any time, without the payment of any penalty, upon giving the Sub-Advisor 60 days’ notice (which notice may be waived by the Sub-Advisor), provided that such termination by the Fund or the Advisor shall be directed or approved by the vote of a majority of the Trustees of the Fund in office at the time or by the vote of the holders of a majority of the voting securities of the Portfolio at the time outstanding and entitled to vote, or by the Sub-Advisor on 60 days’ written notice (which notice may be waived by the Fund and the Advisor), and will terminate automatically upon any termination of the Advisory Agreement between the Fund and the Advisor.  This Agreement will also immediately terminate in the event of its assignment.  (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

     10.     Notices.  Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

     11.     Amendment of this Agreement.  This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of Trustees of the Fund, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Portfolio.

     12.     Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

     13.     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.  To the extent that the applicable laws of the State of New York, or any of the provisions, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     14.     Counterparts.  This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

BLACKROCK ADVISORS, LLC

By:________________________________
Name:
Title:

BLACKROCK INTERNATIONAL LIMITED

By:________________________________
Name:
Title:

AGREED AND ACCEPTED
as of the date first set forth above

BLACKROCK FUNDSM, with respect to BLACKROCK WORLD GOLD FUND

By:_______________________________
Name:
Title:

Schedule A

Sub-Investment Advisory Fee

[    ]% of the monthly advisory fee received by the Advisor from the Fund, with respect to the Portfolio.